UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 26, 2016

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) New Employment Terms and Equity Award for Michael J. Hobey

In connection with the appointment of Michael J. Hobey as Executive Vice President and Chief Financial Officer of Real Industry, Inc. (the “Company”), the Compensation Committee of the Board of Directors has authorized and approved i) a 10% increase in annual base compensation to $343,000; ii) an increase in Mr. Hobey’s bonus target from 55% to 65% of his increased annual base compensation; and iii) inclusion in the Company’s Management Continuity Plan for Senior Officers, in lieu and full substitution of Mr. Hobey’s existing employment contract. Additionally, Mr. Hobey will be granted a restricted common stock award in the amount of $75,000, which shares of restricted common stock will vest in equal annual installments over three years from the grant date, based upon his continued and uninterrupted employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.
(Registrant)

Date: September 29, 2016	By:	/s/ Kyle Ross
	Name:	Kyle Ross
	Title:	President, Interim Chief Executive Officer
and Chief Investment Officer